UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Noodles & Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December __, 2025

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Noodles & Company, Inc. (the “Company,” “we,” “us,” or “our”), which will be held at 1031 W. Morse Blvd., Suite 140, Winter Park, Florida 32789 on February 4, 2026 at 1:00 p.m., Eastern Time. The enclosed Notice of Special Meeting and Proxy Statement describe the business to be transacted at the Special Meeting.
You may vote by completing, signing, and returning your completed proxy card (or a voting instruction form, if you hold your shares through a broker). If you decide to attend the Special Meeting, you may revoke your proxy at that time and vote your shares at such a meeting.

Sincerely,

Joseph Christina
Chief Executive Officer

NOODLES & COMPANY
520 ZANG STREET, SUITE D, BROOMFIELD, COLORADO 80021
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2026

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders (the “Special Meeting”) of Noodles & Company (the “Company,” “we,” “us,” or “our”) will be held at 1031 W. Morse Blvd., Suite 140, Winter Park, Florida 32789, on February 4, 2026 at 1:00 p.m., Eastern Time.

At the Special Meeting, the holders of our Class A Common Stock, par value $0.01 per share (the “Class A common stock”) and Class B Common Stock, par value $0.01 per share (the “Class B common stock” and together with the Class A common stock, the “common stock”), will be asked to vote on the following matter:

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Split”) of the Company’s Class A common stock by a ratio in a range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting (the “Reverse Split Amendment,” and such proposal, the “Reverse Split Proposal”).

The Board set December 19, 2025 as the record date (the “Record Date”) to determine those holders of the common stock who are entitled to notice of, and to vote at, the Special Meeting. A list of the stockholders entitled to vote at the Special Meeting may be examined at the Company’s office during the 10-day period preceding the Special Meeting and by any stockholder who is present at the Special Meeting at the meeting location during the Special Meeting.

We expect to mail a notice of Internet availability of proxy materials (the “Notice”) or a copy of our proxy materials, to the extent requested, to our stockholders on or about December 24, 2025. The Notice contains instructions on how to access our proxy materials over the Internet, and these proxy materials contain instructions on how to vote by going to a secure website, by telephone, or by mail. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement.
Your vote is very important to us. Whether or not you plan to attend the Special Meeting, please ensure your shares are represented by voting promptly.

Sincerely,

Joseph Christina
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 2026:

THIS PROXY STATEMENT IS AVAILABLE AT
www.proxypush.com/NDLS and https://investor.noodles.com/annuals-and-proxies

NOODLES & COMPANY
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
February 4, 2026

INFORMATION ABOUT THE SPECIAL MEETING

Why am I receiving these materials?

The accompanying proxy is solicited on behalf of the Board for use at the Special Meeting, which will take place on February 4, 2026, at 1:00 p.m., Eastern Time, as an in-person meeting. The Notice, this Proxy Statement and the form of proxy were first made available to stockholders on or about December 24, 2025. Electronic copies of this Proxy Statement and form of proxy are available at investor.noodles.com/annuals-and-proxies and www.proxypush.com/NDLS.

As a stockholder, you are invited to participate in the Special Meeting, and are requested to vote on the proposal described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (the “SEC”) rules and is designed to assist you in voting your shares.

What is included in these proxy materials?

The proxy materials include:
•the Notice;
•this proxy statement for the Special Meeting; and
•the proxy card or a voting instruction card for the Special Meeting.

We have adopted a procedure approved by the SEC that permits companies to furnish their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials. You may elect to receive future notices, proxy materials and annual reports electronically through the Internet by contacting us at the following address, phone number or email address: Noodles & Company, LLC, Corporate Secretary, 520 Zang Street, Unit D, Broomfield, CO 80021, 720-214-1900; investorrelations@noodles.com.

All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains information on how you may request access to proxy materials in printed form by mail or electronically.

What shares are included on the proxy card?

If you are a stockholder of record on the Record Date, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

What is “householding” and how does it affect me?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we will deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual or special meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the proxy statement and proxy card, you may contact us at the following address, phone number or email address:

Noodles & Company
Corporate Secretary
520 Zang Street, Unit D
Broomfield, CO 80021
Telephone: 720-214-1900
Email: investorrelations@noodles.com

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

VOTING INFORMATION

What items of business will be voted on at the Special Meeting?

The item of business to be voted on by stockholders at the Special Meeting is:
•the Reverse Split Proposal

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares FOR the approval of the Reverse Split Proposal.

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on December 19, 2025, the Record Date, will be entitled to vote at the Special Meeting. As of the Record Date, [_] shares of the Class A common stock were outstanding and entitled to vote. There are currently no shares of Class B common stock outstanding, and none were outstanding on the record date. Each share of Class A common stock outstanding on the Record Date is entitled to one vote on the proposal.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available for ten days prior to the Special Meeting at our principal executive offices at 520 Zang Street, Unit D, Broomfield, Colorado 80021 and by any stockholder who is present at the Special Meeting at the meeting location during the Special Meeting.

If you would like to examine the list for any purpose germane to the Special Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“EQ”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●
By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Mountain Daylight Time, on February 3, 2026. Stockholders may submit proxies by completing, signing, and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

●	In Person: Attend and vote at the Special Meeting.

●
By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Central Time on February 3, 2026 to be counted. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. Central Time on February 3, 2026, to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Reverse Split Proposal, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker, bank or nominee is considered the “stockholder of record” with respect to those shares. Your broker, bank or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm, bank or nominee. If a broker, bank, or other nominee holds your shares, you will receive instructions from them with respect to how your shares may be voted.

How can I attend the Special Meeting?

Stockholders as of the Record Date and/or their authorized representatives are permitted to attend our Special Meeting. You will need a valid government-issued photo identification to enter the meeting. If your shares are held in the name of a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

What is a quorum for the Special Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of common stock issued and outstanding as of the Record Date and entitled to vote at the Special Meeting, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote at, the Special Meeting. Based on there being [_] shares of our Class A common stock outstanding and entitled to vote on the Record Date, the presence, in person or by proxy, of stockholders holding an aggregate of [_] shares of Class A common stock will be required to constitute a quorum for purposes of taking action at the Special Meeting.

If a quorum is not present or represented at the Special Meeting, then the chairman of the meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the Special Meeting. However, if the date of any adjourned meeting is more than 30 days after February 4, 2026, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board will fix a new record date for notice of such adjourned meeting, and notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

What is the voting requirement to approve the proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
The Reverse Split Proposal	Affirmative vote of 66 2/3% of shares of Class A common stock issued and outstanding and entitled to vote	Yes

In the event that sufficient votes in favor of the Reverse Split Proposal are not received by the date of the Special Meeting, the chairman of the meeting may adjourn the Special Meeting to permit further solicitations of proxies, without notice other than announcement at the Special Meeting (except as described above).

What is the effect of abstentions and broker non-votes?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. The Reverse Split Proposal is considered to be “routine” under New York Stock Exchange rules and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion.

However, even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. Accordingly, we encourage you to vote promptly, even if you plan to participate in the Special Meeting.

Abstentions and broker non-votes (if any) will have the effect of voting “AGAINST” the Reverse Split Proposal. Shares represented at the Special Meeting in person or by proxy and entitled to vote, including abstentions and broker non-votes (if any for a routine matter), will be counted for purposes of determining whether a quorum exists at the Special Meeting.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting. If you are a stockholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the Special Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares; (2) delivering a valid, later-dated proxy in a timely manner; (3) attending the Special Meeting and voting (although attendance at the Special Meeting will not, by itself, revoke a proxy); or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by following the instructions provided by your broker, trustee or other nominee; or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, EQ, by attending the Special Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the Special Meeting as described above or in any instructions from your broker, trustee or other nominee.

Who will bear the cost of soliciting votes for the Special Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications, and personal solicitation by our executive officers, directors, and employees. No additional compensation will be paid to our executive officers, directors or employees for such solicitation.

Proxies with respect to the Special Meeting may be solicited by telephone, by mail, on the Internet or in person.

How can I find the voting results of the Special Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting. The preliminary voting results will be announced at the Special Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Special Meeting.

PROPOSAL—VOTE UPON A PROPOSAL TO EFFECT A REVERSE STOCK SPLIT
Overview

Our Board has approved and adopted, subject to stockholder approval, the Reverse Split Amendment in the form attached to this proxy statement as Appendix A, and is hereby soliciting stockholder approval of the Reverse Split Amendment to effect a Reverse Split of the Company’s Class A common stock by a ratio in a range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting.

If the stockholders approve the Reverse Split Proposal, the Board, in its discretion, may elect to effect the Reverse Split within one year after the conclusion of the Special Meeting, or the Board may determine in its discretion not to proceed with the Reverse Split Proposal. The Reverse Split will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware to effectuate the Reverse Split and upon the filing and effectiveness of the Reverse Split Amendment (the “Reverse Split Effective Time”).

The form of the Reverse Split Amendment is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Split, if any or at all. The Board reserves the right to abandon the Reverse Split Proposal without further action by our stockholders at any time before the Reverse Split becomes effective, even if stockholders approve such amendment at the Special Meeting.

Reasons for the Reverse Split Proposal

The purpose of the Reverse Split is to increase the market price of our Class A common stock in order to mitigate the risk of our Class A common stock being delisted from The Nasdaq Global Select Market. The Nasdaq Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5450(a)(1) requires that companies maintain a closing bid price that is greater than or equal to $1.00 per share (the “Minimum Bid Price Requirement”).

On June 24, 2025, the Company received a notification letter (the “Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with Minimum Bid Price Requirement. The Notice had no immediate effect on the listing or trading of our Class A common stock on The Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 22, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Class A common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period, unless Nasdaq exercises its discretion to extend this ten-day period. The Company will not be in compliance prior to the expiration of the Compliance Period, and, as a result, we expect to receive a notice from Nasdaq that our Class A common stock is subject to delisting. The Company may appeal any such determination to delist its securities, and intends to do so by requesting a hearing with the Nasdaq Hearing Panel, including to request an extension of the Compliance Period in order to implement the Reverse Split (if deemed advisable by the Board and the Reverse Split Proposal is approved by our stockholders) and allow additional time for our Class A common stock to have a closing bid price of at least $1.00 for the minimum period specified by Nasdaq. The appeal to the Nasdaq Hearing Panel would be expected to stay the delisting, pending the panel’s decision. There can be no assurance that any such appeal would be successful, whether to provide for a hearing, extend the Compliance Period or otherwise prevent the delisting of our Class A common stock.

Our Board believes that effecting the Reverse Split would, among other things, help the Company to (1) increase the per share price of our Class A common stock, (2) maintain the listing of our Class A common stock on The Nasdaq Global Select Market, and (3) potentially improve the marketability and liquidity of our Class A common stock.

Increase the Per-Share Price of our Class A Common Stock and Number of Authorized Shares of Common Stock. The primary purpose for effecting the Reverse Split, should the Board choose to effect it, would be to increase the per share price of our Class A common stock. In determining to seek authorization for the Reverse Split Proposal, the Board considered that, by combining a number of pre-split shares into one share of Class A common stock, the market price of a post-split share is generally greater than the market price of a pre-split share. However, we cannot assure you that the Reverse Split will increase the per share price of our Class A common stock or that any such increase will be proportional to the Reverse Split ratio (see “— Certain Risks Associated with the Reverse Split”). The Reverse Split will also effectively increase the number of authorized and unreserved shares of our Class A common stock for future issuances by the amount of the reduction in outstanding Class A common shares effected by the Reverse Split. These additional shares would be available in the event that the Board determines that it is necessary or appropriate (i) to provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities, or other equity-linked securities; (ii) to enter into strategic business transactions; (iii) to provide equity incentives to directors, officers and employees pursuant to equity compensation plans; and (iv) for other corporate purposes. The Board has not authorized the Company to take any action with respect to the shares that would become available for issuance after the implementation of the Reverse Split, and the Company currently does not have any definitive agreements with respect to the issuance of such additional shares of Class A common stock. However, as previously disclosed, on September 3, 2025, we announced that our Board had initiated a review of strategic alternatives in order to explore ways to maximize stockholder value. The review includes a range of potential strategic alternatives, including a refinancing of existing indebtedness, refranchising or sale of all or part of the business, and/or other strategic or financial transactions. As of the date hereof, such review remains in process and no assurance can be made as to whether any such transaction will be completed, the impact of any such strategic transaction on the Company, or whether the strategic benefits of any such strategic transaction can be achieved. As a general matter, future financing transactions, if any, could include the issuance of our securities, which could be dilutive to our stockholders.

Maintain Listing on Nasdaq. Our Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Class A common stock from The Nasdaq Global Select Market. Delisting our Class A common stock could adversely affect the liquidity of our Class A common stock because alternatives, such as over-the-counter markets (“OTC Markets”), are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Class A common stock on an OTC Market. Many investors likely would not buy or sell our Class A common stock due to difficulty in accessing OTC Markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. Our Board believes that the Reverse Split is an effective means for the Company to seek to maintain compliance with the Minimum Bid Price Requirement and to avoid, or at least mitigate, the likely adverse consequences of our Class A common stock being delisted from The Nasdaq Global Select Market by producing the immediate effect of increasing the bid price of our Class A common stock.

Potentially Improve the Marketability and Liquidity of our Class A Common Stock. Our Board believes that continued listing on The Nasdaq Global Select Market provides overall credibility to an investment in our Class A common stock, given the stringent listing and disclosure requirements of Nasdaq. In addition, our Board believes that the increased market price of our Class A common stock expected as a result of implementing a Reverse Split could improve the marketability and liquidity of our Class A common stock and encourage interest and trading in our Class A common stock by mitigating the negative effects of certain practices and policies:

●
Stock Price Requirements: Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Class A common stock. Investment funds may also be reluctant to invest in lower-priced stocks.

●
Stock Price Volatility: A higher stock price may increase the acceptability of our Class A common stock to a number of long-term investors who may not find our Class A common stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

●
Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

●
Access to Capital Markets: If our Class A common stock is delisted by Nasdaq, investor demand for additional shares of our Class A common stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Split, if effected, could increase analyst and broker interest in our Class A common stock by avoiding these policies and practices. Increasing visibility of our Class A common stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Split may make our Class A common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of our Class A common stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Split is in the best interests of the Company and its stockholders.

Certain Risks Associated with the Reverse Split

There can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above and implementation of the Reverse Split involves risks, including without limitation:

The Reverse Split may not increase the price of Class A Common Stock. We cannot assure you that the proposed Reverse Split will increase the price of our Class A common stock. We expect that the Reverse Split will increase the market price of our Class A common stock. However, the effect of the Reverse Split on the market price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Class A common stock after the Reverse Split will not increase in the same proportion as the reduction in the number of outstanding shares of Class A common stock following the Reverse Split, and the Reverse Split may not result in a per-share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe that the Reverse Split may enhance the marketability of our Class A common stock to certain potential investors, we cannot assure you that, if implemented, our Class A common stock will be more attractive to investors. Even if we implement the Reverse Split, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Split, including our future performance.

If the Reverse Split is consummated and the trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

We may not satisfy Nasdaq continued listing requirements following the Reverse Split. While we intend to monitor the average closing price of our Class A common stock and consider available options if it does not continue to trade at a level likely to result in us resuming compliance with the Minimum Bid Price Requirement, even if we complete the Reverse Split, no assurances can be made that we will in fact be able to comply with this or other Nasdaq listing requirements and that our Class A common stock will remain listed on The Nasdaq Global Select Market. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if a listed company that fails to meet the minimum bid price requirement after effecting a reverse stock split over the prior one-year period or effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for an additional 180 day compliance period. If our Class A common stock ultimately were to be delisted from The Nasdaq Global Select Market for any reason, in addition to the effects noted above under “— Reasons for the Reverse Split Proposal — Maintain Listing on Nasdaq,” it could negatively impact us as it would likely reduce the liquidity and market price of our Class A common stock; reduce the number of investors willing to hold or acquire our Class A common stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business and results of operations.

The proposed Reverse Split may decrease the liquidity of our Class A common stock and result in higher transaction costs. The liquidity of our Class A common stock may be negatively impacted by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split. In addition, if the Reverse Split is implemented, it may result in some stockholders owning “odd lots” of fewer than 100 shares of Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Accordingly, the Reverse Split may not achieve the desired results of increasing marketability of our Class A common stock as described above.

The implementation of the Reverse Split would result in an effective increase in the authorized number of shares of Class A common stock available for issuance. The increase in authorized shares of Class A common stock could, under certain circumstances, have anti-takeover implications. The additional shares of Class A common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although consideration of the Reverse Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt, stockholders should be aware that approval of the Reverse Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

You should also keep in mind that the implementation of the Reverse Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of Class A common stock decline after the proposed Reverse Split, then the actual or intrinsic value of the shares of Class A common stock held by you will also proportionately decrease as a result of the overall decline in value.

The Board considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Split Proposal is in the best interests of the Company and the stockholders.

If the Reverse Split Proposal Is Not Approved

If the Reverse Split Proposal is not approved at the Special Meeting, the Charter will not be amended to effect the Reverse Split. The failure to obtain approval of the Reverse Split Proposal would likely result in our Class A common stock becoming delisted by Nasdaq. Delisting of our Class A common stock by Nasdaq would, among other matters, reduce the liquidity and market price of our Class A common stock, may hinder our ability to raise financing, and may materially and adversely affect our business operations and results of operations.

If the Reverse Split Proposal Is Approved

If this Reverse Split Proposal is approved and the Board elects to implement the Reverse Split, the number of outstanding shares of Class A common stock will be reduced in proportion to the ratio of the Reverse Split chosen by the Board. The number of authorized shares of Class A common stock will remain at 150,000,000.

Criteria to be Used for Determining Whether to Implement a Reverse Split

This proposal gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including 1:2 and 1:15, any time prior to the one-year anniversary of the Special Meeting, based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Split, and which ratio to implement, if any, the Board may consider, among other factors:

•the historical trading price and trading volume of our Class A common stock;

•the then-prevailing trading price and trading volume of our Class A common stock and the expected impact of the Reverse Split on the trading market in the short-and long-term;

•the continued listing requirements for our Class A common stock on Nasdaq or other exchanges;

•the number of shares of Class A common stock outstanding;

•which Reverse Split ratio would result in the least administrative cost to us; and

•prevailing industry, market and economic conditions.

Effects on Our Class A Common Stock

Depending on the ratio for a Reverse Split determined by the Board, a minimum of two and a maximum of 15 shares of existing Class A common stock would be combined into one new share of Class A common stock. Based on 46,783,626 shares of Class A common stock issued and outstanding as of the December 1, 2025, immediately following the Reverse Split the Company would have approximately 23,391,813 shares of Class A common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-2, and 3,118,908 shares of Class A common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-15.

For the purposes of providing examples of the effect of the Reverse Split on our Class A common stock, the following table contains approximate information (without accounting for the settlement of fractional shares), based on share information as of December 1, 2025, of the effect of a Reverse Split at certain ratios within the range of the proposed Reverse Split ratios on the number of shares of our Class A common stock issued and outstanding. The number of authorized shares of Class A common stock will remain at 150,000,000 and the par value will remain at $0.01 per share, irrespective of the Reverse Split ratio.

Name and Position	Number of Shares of Class A Common Stock Issued and Outstanding
Pre-Reverse Split	46,783,626

Post-Reverse Split 1:2	23,391,813
Post-Reverse Split 1:5	9,356,725
Post-Reverse Split 1:10	4,678,363
Post-Reverse Split 1:15	3,118,908

The Reverse Split would be effected simultaneously for all of our issued and outstanding shares of Class A common stock, and the exchange ratio would be the same for all issued and outstanding shares of Class A common stock. The Reverse Split would affect all holders of the issued and outstanding shares of Class A common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company (other than the nominal effect of the treatment of fractional shares). Class A common stock issued pursuant to the Reverse Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Split and in lieu thereof, any stockholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Split share amount rounded up to the nearest whole share (which we describe below).

Effect on Class B Common Stock

The Reverse Split, if implemented, would not affect the total authorized number of shares of Class B common stock or the par value of shares of Class B common stock.

Effect on the Preferred Stock

The Reverse Split, if implemented, would not affect the total authorized number of shares of the preferred stock or the par value of shares of the preferred stock.

Effect on Equity Compensation Arrangements

If the Reverse Split Proposal is approved by our stockholders and the Board decides to implement the Reverse Split, as of the Reverse Split Effective Time, the per share exercise price of any outstanding stock options and any applicable repurchase price of any restricted shares would be increased proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, performance stock units and all other outstanding equity-based awards would be reduced proportionately. The number of shares of Class A common stock authorized for future issuance under our equity plan would be proportionately reduced and other similar adjustments would be made under the equity plans to reflect the Reverse Split. In addition, the performance targets to which our performance stock units are subject, including certain stock price targets, would be proportionally adjusted based on the Reverse Split ratio selected by the Board. In addition, the number of shares of Class A common stock available for issuance under our equity incentive plans will be proportionately adjusted for the Reverse Split ratio, such that fewer shares will be subject to the equity incentive plans.

Effect on Market Capitalization

In addition, the Reverse Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Split will be the same as immediately after the Reverse Split, except as a result of any rounding up of fractional shares as described below. However, if our trading price increases or declines following the Reverse Split, we will have a higher or lower market capitalization depending on that trading price.

Effect on Exchange Act Reporting and CUSIP

After the Reverse Split Effective Time, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and our Class A common stock would continue to be listed on Nasdaq under the symbol “NDLS,” subject to the potential for delisting discussed above.

After the Reverse Split Effective Time, the post-Reverse Split shares of Class A common stock would have a new CUSIP number, which is a number used to identify our equity securities.

Effective Time of Reverse Split

If the Reverse Split Proposal is approved by stockholders, the Reverse Split would become effective if the Board determined to implement it, upon the date determined by the Board and upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing, if any, of the Reverse Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right to elect not to effect the Reverse Split, if, at any time before the Reverse Split Effective Time, the Board determines, in its sole discretion, that implementing the Reverse Split is not in the best interests of the Company and its stockholders. If the Board does not implement a Reverse Split on or prior to the one-year anniversary of the conclusion of the Special Meeting, stockholder approval would again be required prior to implementing any future reverse stock split and/or share reduction.

Except as to fractional shares, at the Reverse Split Effective Time, the Reverse Split will combine, automatically and without any action on the part of us or our stockholders, in the range of two to 15 shares of Class A common stock issued (including shares of Class A common stock held by the Company in treasury) immediately prior thereto into one share of Class A common stock.

Treatment of Fractional Shares

To avoid having any fractional shares of Class A common stock (i.e., less than one full share of Class A common stock) outstanding as a result of the Reverse Split, no fractional shares will be issued in connection with the Reverse Split. Instead, we will issue one full share of the post-Reverse Split Class A common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each holder of shares of Class A common stock will hold the same percentage of the outstanding Class A common stock immediately following the Reverse Split as that stockholder did immediately prior to the Reverse Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Board determines to effect the Reverse Split, at the Reverse Split Effective Time, the applicable number of shares of Class A common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of Class A common stock in accordance with the Reverse Stock Split ratio contained in the certificate of amendment.

As soon as practicable after the Reverse Split Effective Time, stockholders will be notified by our transfer agent that the Reverse Split has been effected. If you hold shares of Class A common stock in book-entry form, you will not need to take any action to receive post-Reverse Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Class A common stock you hold.

Some stockholders may hold their shares of common stock in certificate form. Beginning at the Reverse Split Effective Time, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Reverse Split Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Split shares of our Class A common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Split shares, your post-Reverse Split shares will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Split shares you own, you will receive a statement indicating the number of post-Reverse Split shares you own in book-entry form. We will no longer issue physical stock certificates.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to any Reverse Split, and we do not intend to independently provide stockholders with any such right.

Accounting Matters

The par value of our Class A common stock is not changing as a result of the implementation of the Reverse Split. Our stated capital, which consists of the par value per share of our Class A common stock multiplied by the aggregate number of shares of our Class A common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Class A common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Split because there will be fewer shares of Class A common stock outstanding.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Split generally applicable to beneficial holders of shares of our Class A common stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who held their pre-Reverse Split shares as “capital assets” as defined in the Internal Revenue Code (“Code”) and continue to hold the post-Reverse Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local, or foreign tax considerations arising out of the Reverse Split.

We believe the Reverse Split qualifies as a recapitalization for U.S. federal income tax purposes. As a result,

●	Stockholders should not recognize any gain or loss as a result of the Reverse Split.

●	The aggregate basis of a stockholder’s pre-Reverse Split shares has become the aggregate basis of the shares held by such stockholder immediately after the Reverse Split.

●	The holding period of the shares owned immediately after the Reverse Split includes the stockholder’s holding period before the Reverse Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the solicitation of stockholder votes with regard to the proposed Reverse Split.

Reservation of Right to Abandon the Reverse Split

The Board believes that stockholder approval of the Reverse Split Proposal in the best interests of our stockholders. If our stockholders approve this Reverse Split Proposal, the Board will implement the Reverse Split only upon a determination that the Reverse Split is in the best interests of the stockholders at that time. The Board reserves the right to abandon the Reverse Split Proposal without further action by our stockholders at any time before the Reverse Split Effective Time, even if stockholders approve the Reverse Split Amendment at the Special Meeting. By voting in favor of the Reverse Split Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Split Proposal as a result of their ownership of shares of Class A common stock. However, we do not believe that our officers or directors have interests in the Reverse Split Proposal that are different than or greater than those of any of our other stockholders.

Required Vote

Approval of the Reverse Split Proposal requires the affirmative vote of the holders of 66⅔% of the issued and outstanding shares of our Class A common stock entitled to vote. A failure to submit a proxy card or vote at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board

The Board of Directors recommends a vote FOR the approval of the Reverse Split Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information with respect to the beneficial ownership of common stock as of December 1, 2025, unless otherwise indicated in the footnotes below, for:
•each stockholder known by us to be the beneficial owner of more than 5.0% of any class of our outstanding shares of common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership in the following tables is based on 46,783,626 shares of common stock outstanding as of December 1, 2025 (all of which were Class A common stock), unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of December 1, 2025. Under the SEC rules, we did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021.

	Shares of Common Stock Beneficially Owned
	Shares	Percent
Name of Beneficial Owner

Stockholders owning more than 5%
Entities affiliated with Mill Road Capital(1)	7,080,273	15.1%
Nantahala Capital Management, LLC(2)	4,508,329	9.6%
Hoak Public Equities, LP(3)	4,361,113	9.3%
Headlands Capital Management, LLC(4)	4,296,576	9.2%
Galloway Capital Partners, LLC(5)	2,809,600	6.0%
To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.

	Shares of Common Stock Beneficially Owned
	Shares	Percent
Name of Beneficial Owner

Named Executive Officers and Directors
Joe Christina	—	*
Mike Hynes	36,167	*
Corey Kline(6)	52,024	*
Kathy Lockhart(7)	46,477	*
Mary Egan	132,439	*
Robert Hartnett	220,085	*
Jeff Jones	240,407	*
Drew Madsen	193,865	*
Britain Peakes(8)	61,113	*
Elisa Schreiber	120,647	*
Shawn Taylor(9)	121,078	*
Thomas Lynch(10)	—	—

All Current Executive Officers and Directors as a Group (11) (11)	1,224,302	2.6%
    *        Indicates ownership of less than one percent.
__________________________
(1)Based on the information included in the most recently available Schedule 13D/A filed with the SEC on September 15, 2023 which reflects the securities beneficially owned, or that may be deemed to be beneficially owned by Mill Road Capital III, L.P. (the “Fund III”), Mill Road Capital III GP LLC (the “GP III”), Mill Road Capital II, L.P. (the “Fund II”), Mill Road Capital II GP LLC (the “GP II”) and Mr. Thomas E. Lynch and with respect to Mr. Lynch only, Company records. Each of the Fund III and GP III, the sole general partner of Fund III, have sole voting and dispositive power over 2,266,143 shares. Each of the Fund II and GP II, the sole general partner of Fund II, have sole voting and dispositive power over 4,699,148 shares. Based on Company records as of March 19, 2025, Mr. Lynch, who is a management committee director of both GP II and GP III and a director of the Company, has sole voting and dispositive power over 114,982 shares and shared voting and dispositive power over 7,080,273 shares. Mr. Lynch disclaims beneficial ownership of such securities. The principal business address of each such person is 382 Pemberwick Road, Greenwich, CT 06831.
(2)Based on the information as of September 30, 2024 included in the most recently available Schedule 13G filed with the SEC on November 14, 2024 by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack. Nantahala and Messrs. Harkey and Mack each disclosed having shared voting and shared dispositive power over 4,508,329 shares held by funds and separately managed accounts under Nantahala’s control. Each of Nantahala and Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The principal address of Nantahala and each such person is 130 Main St, 2nd Floor, New Canaan, CT 06840.
(3)Based on the information as of June 6, 2024 included in the most recently available Schedule 13D/A filed with the SEC on June 10, 2024, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Hoak Public Equities, L.P. (“Hoak Equities”), Hoak Fund Management, L.P. (“Hoak Management”) and Hoak & Co. (“Hoak”) and the other persons described below and, with respect to Britain Peakes only, Company records. Hoak Management and Hoak do not directly hold any shares but may be deemed to beneficially own shares owned by Hoak Equities, and each of James M. Hoak, Jr. and J. Hale Hoak may also be deemed to beneficially own the shares owned by Hoak Equities. Each of Hoak Equities, Hoak Management, Hoak, James M. Hoak Jr. and J. Hale Hoak disclosed having sole voting and sole dispositive power over 3,250,000 shares (the “Hoak Shares”). J. Hale Hoak disclosed having sole voting and dispositive power over 3,650,000 shares which included the Hoak Shares, 200,000 shares held directly by J. Hale Hoak (of which 100,000 shares of Common Stock are held in the name of J. Hale Hoak Child’s Trust), and 200,000 shares held by the Zierk Family 2010 Irrevocable Trust, of which J. Hale Hoak serves as trustee. James M. Hoak Jr. disclosed having sole voting and sole dispositive power over 3,900,000 shares which included the Hoak Shares and 650,000 shares held in the James M. Hoak Jr IRA. Based on Company records as of March 19, 2025, Ms. Peakes has sole voting and dispositive power over 25,113 shares, which included 24,774 shares held directly and 339 shares held in the Britain Peakes Rollover IRA. Ms. Peakes may be also deemed to beneficially own the Hoak Shares, but Ms. Peakes disclaims beneficial ownership of any shares owned by the foregoing persons. The principal address of Hoak and each such person is 3963 Maple Avenue, Suite 450, Dallas, TX 75219.
(4)Based on the information as of June 28, 2024 included in the most recently available Schedule 13D/A filed with the SEC on July 2, 2024, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Headlands Strategic Opportunities Fund, LP (the “Headlands”), Headlands Capital Management, LLC (“HCM”), David E. Park III and David Gelobter. Headlands, HCM and Messrs. Park and Gelobter each disclosed having sole voting and dispositive power over 4,296,576 shares. HCM, as the general partner of Headlands, Mr. Park, as a Senior Managing Member of HCM and Mr. Gelobter, as a Member of HCM, do not directly hold shares but may be deemed beneficially own such shares. The address of the principal business office of each of Headlands, HCM and Mr. Park is One Embarcadero Center, Suite 1600, San Francisco, CA 94111. The address of the principal business office of Mr. Gelobter is 420 Lexington Ave, Suite 2601, New York, NY 10170.
(5)Based on the information as of December 2, 2025 included in the most recently available Schedule 13D/A filed with the SEC on December 2, 2025 by Galloway Capital Partners, LLC (“Galloway”), Galloway Capital, LP and Bruce Galloway having sole voting and dispositive power over 2,809,600 shares held by funds and separately managed accounts under Galloway’s control. Each of Galloway and Mr. Galloway may be deemed to be a beneficial owner of those shares. The principal address of Galloway and each such person is 650 NE 2nd Avenue, 3007, Miami, FL 33132.
(6)Includes options to purchase 11,296 shares of our Class A common stock which will be exercisable within 60 days of December 1, 2025.
(7)Includes options to purchase 14,309 shares of our Class A common stock which will be exercisable within 60 days of December 1, 2025.
(8)Includes 60,774 shares held directly and 339 shares in the Britain Peakes Rollover IRA. Ms. Peakes may also be deemed to beneficially own the Hoak Shares described above, but Ms. Peakes disclaims beneficial ownership of such shares.
(9)Consists of shares held in an account as to which Mr. Taylor shares voting and dispositive power.
(10)Does not include 7,080,273 shares held of record by entities affiliated with Mill Road Capital. Mr. Lynch is a management committee director of certain such entities, as described above, and a director of the Company. Mr. Lynch disclaims beneficial ownership of the shares held of record by entities affiliated with Mill Road Capital.
(11)Includes options to purchase 25,605 shares of our Class A common stock which will be exercisable within 60 days of December 1, 2025.

STOCKHOLDER COMMUNICATIONS

Any security holder of the Company wishing to communicate with the Board may write to the Board at Board of Directors, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with Jeff Jones, our Board Chairman, or with the Company’s other independent directors may do so by writing to them, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the Company’s 2026 annual meeting of stockholders were required to be received by the Company at our principal executive offices no later than the close of business on December 2, 2025. Stockholders wishing to make a director nomination or bring a proposal before the 2026 annual meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 13, 2026 and not earlier than the close of business on January 14, 2026. However, if the Company changes the date of the 2026 annual meeting of stockholders to a date more than 30 days before or 70 days after the anniversary of the 2025 annual meeting of stockholders, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices. In addition, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws, then the stockholder must provide proper written notice that sets forth all information required under Rule 14a-19 of the Exchange Act to the Company no later than March 16, 2026 (or, if the 2026 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after the anniversary of the prior year’s annual meeting, then notice must be provided by the later of 60 days prior to the 2026 annual meeting of stockholders or the 10th day following the date on which announcement of the 2026 annual meeting of stockholders was first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the Notice of the Special Meeting. As to any other business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment and discretion of the persons voting such proxies.

Whether or not you expect to attend the Special Meeting, please vote so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We make available free of charge on or through our Internet website, investor.noodles.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2024 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S CORPORATE SECRETARY AT NOODLES & COMPANY, 520 ZANG STREET, SUITE D, BROOMFIELD, CO 80021, OR BY EMAIL AT INVESTORRELATIONS@NOODLES.COM.

Appendix A

FORM OF CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
NOODLES & COMPANY

Pursuant To Section 242 of The
General Corporation Law Of The State Of Delaware

Noodles & Company (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors (the “Board”) of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment (the “Charter Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), and declaring said Charter Amendment to be advisable. The stockholders of the Company duly approved said proposed Charter Amendment at a special meeting of the stockholders called and held on [●], 2026, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, by voting the necessary number of shares as required by statute in favor of the Charter Amendment. The resolution setting forth the Charter Amendment is as follows:

RESOLVED, that Section 4.1 of Article IV of the Charter be deleted in its entirety and replaced with the following language:

Section 4.1 Authorized Stock.

(a)Authorized Capital Stock. Subject to Section 4.2(b)(iii) hereof, the aggregate number of shares which the Corporation shall have authority to issue is 181,000,000, of which 150,000,000 shall be designated as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 30,000,000 shall be designated as Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 1,000,000 shall be designated as Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

(b)Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on [●], 2026 (the “Effective Time”), each [●] shares of the Corporation’s Class A Common Stock issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Class A Common Stock without increasing or decreasing the par value of each share of Class A Common Stock (the “Reverse Stock Split”). No fractional shares of Class A Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Class A Common Stock that were issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time, any person who would otherwise be entitled to receive a fractional share of Class A Common Stock as a result of the Reverse Stock Split will receive one whole share of Class A Common Stock. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Class A Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Class A Common Stock outstanding shall thereafter represent the number of shares of Class A Common Stock into which the shares of Class A Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.

[Signature page follows]

21

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this ___ day of _______, _____.

NOODLES & COMPANY

By:
Name:	Joseph Christina
Title:	Chief Executive Officer

22

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/NDLS
Use the Internet to vote your proxy until 11:59 p.m. (CT) on February 3, 2026.

TELEPHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on February 3, 2026.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a Vote "FOR" Proposal 1.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSAL 1.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

NOODLES & COMPANY

SPECIAL MEETING OF STOCKHOLDERS

February 4, 2026
1:00 p.m. Eastern Time

noodles & COMPANY

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 4, 2026.

The proxy, when properly signed and returned, will be voted in the manner specified herein. However, if a properly signed proxy is returned with no choice specified, the proxy will be voted "FOR" Proposal 1, and in the discretion of the proxies on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

By signing the proxy, you revoke all prior proxies previously given to vote at the Special Meeting or any adjournment or postponement thereof and appoint Joseph Christina, Kathy Lockhart and Cheryl Lucente, and each of them, and each with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments and postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made).

NOTE: There is important information contained in the proxy statement regarding attendance at the Special Meeting that should be reviewed and complied with.

See reverse for voting instructions.